EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-38372 on Form S-8 of F.N.B. Corporation of our report dated June 19, 2014, appearing in this Annual Report on Form 11-K of F.N.B. Corporation Progress Savings 401(k) Plan for the year ended December 31, 2013.

/s/Crowe Horwath LLP

South Bend, Indiana

June 19, 2014